EXHIBIT 4.8

                            FIRST SUPPLEMENT TO
                  DEED OF TRUST, ASSIGNMENT OF PRODUCTION,
                 SECURITY AGREEMENT AND FINANCING STATEMENT

                       EXECUTED AS OF MARCH 2, 1994
                                  BETWEEN

                             MESA OPERATING CO.
                           (MORTGAGOR AND DEBTOR)
                               AS SUCCESSOR TO
                     MESA OPERATING LIMITED PARTNERSHIP

                                    TO

                       E. KAY LIEDERMAN, TRUSTEE

                           FOR THE BENEFIT OF

          HARRIS TRUST AND SAVINGS BANK, AS INDENTURE TRUSTEE
                       (MORTGAGEE AND SECURED PARTY)


     The mailing address of the above-named Mortgagee and Secured Party is 311 West Monroe Street, 12th Floor, Chicago, Illinois 60606, Attn: Indenture Trust Division; the mailing address of Mortgagor and Debtor is 2600 Trammell Crow Center, 2001 Ross Avenue, Dallas, Texas 75201; and the mailing address of the Trustee is 311 West Monroe Street, 12th Floor, Chicago, Illinois 60606.

     This instrument contains after-acquired property provisions and covers future advances.

     ATTENTION OF RECORDING OFFICERS: This instrument is a Mortgage of both real and personal property and is, among other things, a Security Agreement and Financing Statement under the Uniform Commercial Code. This instrument creates a lien on rights in or relating to lands of Mortgagor which are described in Exhibit A attached hereto.

     Recorded counterparts should be returned to:

                     Harris Trust and Savings Bank
                     E. Kay Liederman
                     311 West Monroe Street
                     12th Floor
                     Chicago, Illinois 60606

              FIRST SUPPLEMENT TO DEED OF TRUST, ASSIGNMENT OF
           PRODUCTION, SECURITY AGREEMENT AND FINANCING STATEMENT


     This First Supplement to Deed of Trust, Assignment of Production, Security Agreement and Financing Statement (this "Supplement") is from MESA OPERATING CO., a Delaware corporation, as successor to Mesa Operating Limited Partnership, a Delaware limited partnership ("MOLP") (herein called "Mortgagor"), to E. Kay Liederman, as Trustee (herein called the "Trustee"), for the benefit of HARRIS TRUST AND SAVINGS BANK, an Illinois banking corporation organized and existing under the laws of the State of Illinois, as Trustee under the Indenture (hereinafter defined) (herein in such capacity, together with any successor(s) in such capacity, called "Mortgagee").

                                  RECITALS

     MOLP, MESA Inc., a Texas Corporation ("MESA Inc."), and Mesa Capital Corporation, a Delaware corporation ("Capital"), entered into an Indenture dated as of May 1, 1993 with the Mortgagee, which indenture has been amended and supplemented by that certain First Supplemental Indenture dated as of January 5, 1994 among MESA Inc., Capital and MOC (collectively, "Mesa") (such indenture as amended and supplemented by such first supplemental indenture and as may from time to time be further amended or modified and in effect, being referenced herein as the "Indenture"). As of May 1, 1993, Mesa issued 12.75% Secured Discount Notes due June 30, 1998 in the aggregate principal amount at maturity of $569,564,000 (the "Original Notes") pursuant to the Indenture.

     In order to secure Mesa's obligations under the Original Notes and the Indenture, MOLP executed and delivered to the Trustee the Deed of Trust, Assignment of Production, Security Agreement, Pledge and Financing Statement dated as of May 1, 1993 (the "Original Mortgage"), which Original Mortgage granted to the Trustee a lien upon, and security interest in, the interests described therein and located on the property described therein and was recorded in the recording offices under the filing references listed on Exhibit A attached hereto.

     Pursuant to the Merger Agreement dated as of January 5, 1994, by and among Mesa Inc., MOLP, Mesa Merger Sub 1, Inc. (the name of MOC prior to the merger of MOLP with and into MOC) and certain other parties (the "Merger Agreement"), MOC assumed all rights and obligations of MOLP, including without limitation all rights and obligations pursuant to the Indenture, the Original Notes and the Original Mortgage.

     Contemporaneously with the delivery of this Supplement Mesa is issuing Additional 12.75% Secured Discount Notes in the aggregate principal amount at maturity of $48,169,000 (the "Additional Securities") pursuant to and in accordance with Section 2.15 of the Indenture;

     Mortgagor is entering into this Supplement pursuant to its obligations under the Indenture and for the purpose, among other things, of securing and providing for the repayment of the Additional Securities.

                                  ARTICLE I.
                                 Definitions

     1.1  Certain Defined Terms.
          ---------------------

     (a) Unless otherwise defined herein, all terms used herein have the meanings assigned to such terms in the Original Mortgage.

     (b) The definitions of the terms "Notes" and "Note" are hereby amended in their entirety to read as follows:

     "Notes" and "Note" shall mean, respectively, (i) the 12.75% Secured Discount Notes issued pursuant to the Indenture, bearing interest at the rates provided for in the Indenture and providing for the payment of attorneys' fees and acceleration of maturity as set forth in the Indenture, with a present maturity date of June 30, 1998 or as otherwise provided in the Indenture, all as more particularly described therein or in the Indenture, including without limitation, such 12.75% Secured Discount Notes dated as of May 1, 1993 in the aggregate principal amount of $567,564,000 and such 12.75% Secured Discount Notes dated as of March 1, 1994 in the aggregate principal amount of $48,169,000, and (ii) any single such Note, including, in each case, any extension, renewal, refunding, increase, substitution, replacement, consolidation, modification or rearrangement thereof or thereto.

                                 ARTICLE II.
              Supplemental Deed of Trust and Security Agreement

     Mortgagor, for and in consideration of the premises and of the debts and trusts hereinafter mentioned, has granted, bargained, sold, warranted, mortgaged, assigned, transferred, conveyed and granted a security interest, and by these presents does grant, bargain, sell, warrant, mortgage, assign, transfer, convey and grant a security interest, unto the Trustee, for the use and benefit of Mortgagee for the ratable benefit of the Noteholders, with power of sale, all of Mortgagor's rights, titles, interests and estates in, to, under, derived from or with respect to all of the following described real and personal property, whether now owned or hereafter acquired, namely:

     (a)  the Subject Interests;

     (b)  the Subject Minerals;

     (c)  the Production Sale Contracts;

     (d)  the Operating Equipment;

     (e)  the B Contract;

     (f) all unitization, communitization, operating agreements, pooling agreements and declarations of pooled units and the properties covered and the units created thereby (including all units formed under orders, regulations, rules or other official acts of any federal, state or other governmental agency providing for pooling or unitization, spacing orders or other well permits and other instruments) which relate to or affect all or any portion of the Subject Interests;

     (g) all accounts receivable and other accounts, contract rights, operating rights, general intangibles, chattel paper, documents and instruments arising under any of the foregoing, including, without limitation, the B Contract and/or the Production Sale Contracts;

     (h) all subleases, farmout agreements, assignments of interests, assignments of operating rights, contracts, operating agreements, bidding agreements, advance payment agreements, rights-of-way, surface leases, franchises, servitudes, privileges, permits, licenses, easements, tenements, hereditaments, improvements, appurtenances and benefits now existing or in the future obtained and incident and appurtenant to any of the foregoing;

     (i) all lease records, well records and production records which relate to any of the foregoing;

     (j) any liens and security interests in the Subject Interests securing payment of proceeds from the sale of the Subject Minerals including, but not limited to, those liens and security interests provided for in Tex. Bus. & Com. Code Ann. Sec. 9.319 (Tex. UCC) (Vernon 1968), as amended;

     (k) all other rights, titles and interests of Mortgagor in, to and under or derived from the Lands, the Leases, the B Contract, the Production Sale Contracts and/or other properties described in Exhibit A to the Original Mortgage;

     (l) any property that may from time to time hereafter, by delivery or by writing of any kind, be subjected to the lien and security interest hereof by Mortgagor or by anyone on Mortgagor's behalf, and Mortgagee and Trustee are hereby authorized to receive the same as additional security for the ratable benefit of the Noteholders; and

     (m) any and all proceeds, returns, rents, royalties, issues, profits, products, revenues and other income arising from or by virtue of the sale, lease or other disposition of, or from any insurance payable with respect to damage, loss or destruction of, the items described in subparagraphs (a) through (l) above;

together with any and all proceeds, products, increases, profits, substitutions, replacements, renewals, additions, amendments and accessions of, to and for all of the foregoing property. All the aforesaid properties, rights and interests which are hereby subjected to the lien and/or security interest of this instrument, together with any additions thereto which may be subjected to the lien and/or security interest of this instrument by means of supplements hereto, shall hereinafter be referred to as the "Mortgaged Property;" subject, however, to (i) Permitted Encumbrances, (ii) the assignment of production contained in Article V hereof and (iii) the condition that neither the Trustee nor Mortgagee shall be liable in any respect for the performance of any covenant or obligation of Mortgagor in respect of the Mortgaged Property.

     TO HAVE AND TO HOLD the Mortgaged Property unto the Trustee and to its successor and assigns forever to secure the payment of the Indebtedness and to secure the performance of the covenants, agreements and obligations of Mortgagor contained herein.

     Without limiting any of the provisions of this Supplement, to secure the Indebtedness, Mortgagor, as Debtor (referred to in this paragraph as "Debtor"), hereby expressly GRANTS, ASSIGNS, TRANSFERS and SETS OVER unto Mortgagee, as Secured Party for the ratable benefit of the Noteholders (referred to in this paragraph as "Secured Party," whether one or more), a lien upon and a security interest in all the Mortgaged Property, together with any and all proceeds, products, increases, profits, substitutions, replacements, renewals, additions, amendments and accessions of, to and for the Mortgaged Property, insofar as such property consists of equipment, accounts, contract rights, instruments, general intangibles, inventory, Hydrocarbons, helium and/or other minerals, fixtures and any and all other personal property of any kind or character (including both those now and those hereafter existing) to the full extent that such property may be subject to the Uniform Commercial Code of the state or states where such property is located, subject only to the Permitted Encumbrances (said Mortgaged Property, fixtures, contract rights, instruments, general intangibles, accounts, inventory, Hydrocarbons, helium and/or other minerals, and equipment, together with any and all proceeds, products, increases, profits, substitutions, replacements, renewals, additions, amendments and accessions of, to and for the foregoing property, being hereinafter collectively referred to as the "Collateral" for the purposes of this paragraph). The lien and security interest created by this Supplement attaches upon the delivery hereof.

     The grant and conveyance described in this Article II is made to secure the Additional Securities and the Indebtedness as supplemented hereby.

                                ARTICLE III.
                               Miscellaneous

     3.1  Second Lien.
          -----------

     The liens, security interests, assignments and pledges provided for in this Supplement are junior and inferior to the liens, security interests, assignments and pledges granted in any First Mortgage in all respects and pursuant to the terms and provisions of the Intercreditor Agreement. Further, the Trustee, Mortgagee and/or Secured Party hereby acknowledge that all of the rights, remedies, benefits and obligations provided herein for the benefit of the Trustee, Mortgagee and/or Secured Party are in all respects subject to the terms of the Intercreditor Agreement. Until the First Mortgage is no longer outstanding, the parties hereto will not supplement, amend or modify, directly or indirectly, the provisions of this
Section 3.1.

     3.2  No Usury Intended.
          -----------------

     Any provision contained herein or in any other instrument evidencing or relating to any Indebtedness to the contrary notwithstanding, neither Mortgagee nor any Bank nor the holder of any Indebtedness shall be entitled to receive or collect, nor shall Mortgagor be obligated to pay, interest on any of the Indebtedness in excess of the maximum nonusurious rate of interest permitted by applicable law from time to time in effect, and, if any provision of any such instrument shall ever be construed or held to permit the collection or to require the payment of any amount of interest in excess of the maximum amount from time to time permitted by applicable law, the provisions of this section shall control and shall override any contrary or inconsistent provision of such instrument.

     3.3  Relation to Original Mortgage.
          -----------------------------

     Notwithstanding anything contained in the Original Mortgage to the contrary, the term "Indebtedness" as used herein and in the Original Mortgage shall include the indebtedness of Mesa to the Mortgagee and Noteholders described in the Original Mortgage, the indebtedness of Mesa owed to the Mortgagee and Noteholders evidenced by the Additional Securities, and the obligations of Mesa owed to the Mortgagee and Noteholders under the Indenture, this Supplement and the other Security Documents. All rights, powers and remedies available to the Trustee under the Original Pledge Agreement shall be exerciseable by the Trustee under the Original Pledge Agreement as supplemented hereby and the Original Pledge Agreement as supplemented hereby shall remain in full force and effect.
Each reference in such agreement, this Supplement or any other instrument to the Original Mortgage shall mean and be a reference to the Original Mortgage as supplemented hereby.

     3.4  Ratification of Liens.
          ---------------------

     The liens and security interests granted by the Original Mortgage are hereby continued, modified, ratified, and confirmed in accordance with the terms hereof. Except as expressly supplemented, modified and amended hereby, the Original Mortgage shall remain in full force and effect.

     3.5  Separability.
          ------------

     If any provision hereof or of the Notes is invalid or unenforceable in any jurisdiction, the other provisions hereof or of the Notes shall remain in full force and effect in such jurisdiction, and the remaining provisions hereof shall be liberally construed in favor of the Trustee and Mortgagee in order to effectuate the provisions hereof, and the invalidity of any provision hereof in any jurisdiction shall not affect the validity or enforceability of any such provision in any other jurisdiction. Any reference herein contained to a statute or law of a state in which no part of the Mortgaged Property is situated shall be deemed inapplicable to, and not used in, the interpretation hereof.

     3.6  Rights Cumulative.
          -----------------

     Each and every right, power and remedy herein given to the Trustee or Mortgagee shall be cumulative and not exclusive, and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and so often and in such order as may be deemed expedient by the Trustee or Mortgagee, as the case may be, and the exercise, or the beginning of the exercise, of any such right, power or remedy shall not be deemed a waiver of the right to exercise, at the same time or thereafter, any other right, power or remedy. No delay or omission by the Trustee or Mortgagee in the exercise of any right, power or remedy shall impair any such right, power or remedy or operate as a waiver thereof or of any other right, power or remedy then or thereafter existing.

     3.7  Binding Effect.
          --------------

     This instrument is binding upon Mortgagor, Mortgagor's successors and assigns, and shall inure to the benefit of the Trustee, his successors and assigns and Mortgagee and its successors and assigns, and the provisions hereof shall likewise constitute covenants running with the land.

     3.8  Article and Section Headings.
          ----------------------------

     The article and section headings in this instrument are inserted for convenience and shall not be considered a part of this instrument or used in its interpretation.

     3.9  Counterparts.
          ------------

     This instrument may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original and all of which are identical.

     3.10  Notices.
           -------

     Except as otherwise provided herein, any notice, request, demand or other instrument which may be required or permitted to be given or served upon Mortgagor shall be sufficiently given when mailed by First Class Mail and addressed to Mortgagor at the address shown below the signatures at the end of this Supplement or to such different address as Mortgagor shall have designated by written notice received by Mortgagee or the Trustee.

     3.11  Amendments, Modifications and Waivers, Etc.
           ------------------------------------------

     This instrument may be amended, modified, revised, discharged, released or terminated only by a written instrument or instruments executed by Mortgagor and Mortgagee. Any alleged amendment, revision, discharge, release or termination which is not so documented shall not be effective as to any party. No waiver of any provision of this Supplement nor consent to any departure by Mortgagor therefrom shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

     3.12  Survival of Agreements.
           ----------------------

     All representations and warranties of Mortgagor herein and all covenants and agreements herein not fully and finally performed before the effective date or dates of this Supplement shall survive such date or dates. All covenants and obligations in this Supplement are intended by the parties to be, and shall be construed as, covenants running with the Lands.

     IN WITNESS WHEREOF, Mortgagor has executed or caused to be executed this Deed of Trust, Assignment of Production, Security Agreement and Financing Statement in multiple originals as of the 1st day of March, 1994.

The address of the                     MORTGAGOR:
Mortgagor/Debtor is:
                                       MESA OPERATING CO.
2600 Trammell Crow Center
2001 Ross Avenue
Dallas, Texas  75201
                                       By:  /s/ William D. Ballew
                                            --------------------------------
                                            William D. Ballew
                                            Controller

                                       MORTGAGEE:

                                       HARRIS TRUST AND SAVINGS BANK,
                                       AS MORTGAGEE

The address of the
Mortgagee is:

311 West Monroe Street                 By:  /s/ E. Kay Liederman
12th Floor                                  --------------------------------
Chicago, Illinois 60606                     E. Kay Liederman
                                            Vice President

STATE OF TEXAS

COUNTY OF DALLAS


     This instrument was acknowledged before me on February 26, 1994, by William D. Ballew, the Controller of Mesa Operating Co., a Delaware corporation, on behalf of said corporation.


                                       /s/ Lucia G. Solano
                                       -------------------------------------
                                       Notary Public, State of Texas


                                       Lucia G. Solano
                                       -------------------------------------
                                       Printed Name of Notary:

                                       My Commission Expires:

                                       8-8-95
                                       -------------------------------------

STATE OF ILLINOIS

COUNTY OF COOK


     This instrument was acknowledged before me on February 25, 1994, by E. Kay Liederman, Vice President of Harris Trust and Savings Bank on behalf of said bank.


                                       /s/ Marianne Cody
                                       -------------------------------------
                                       Notary Public, State of Texas


                                       Marianne Cody
                                       -------------------------------------
                                       Printed Name of Notary:

                                       My Commission Expires:

                                       5-29-97
                                       -------------------------------------

                                  EXHIBIT A

                            Recording Information


                             Recording Schedule
                             ------------------

As used herein the following terms have the following meanings:

     DTR means Deed of Trust Records.
     OPR means Official Public records.
     OPRRE means Official Public Records of Real Estate.
     OPRRP means Official Public Records of Real Property.
     ORPR means Official Real Property Records.

The Deed of Trust, Assignment of Production, security Agreement and financing statement has been filed in the following counties:

County                                    Recording Info.
- - ------                                    ---------------

Carson Co., TX                            Clerk's File #1314
                                          Vol. 113, Page 453, DTR

Gray Co., TX                              Clerk's File #119514
                                          Vol. 661, Page 819, OPRRE

Hartley Co., TX                           Clerk's File #76410
                                          Vol. 22 Page 011, ORPR

Hutchinson Co., TX                        Clerk's File #264607
                                          Vol. 661, Page 108, DTR

Moore Co., TX                             Clerk's File #112649
                                          Vol. 437, Page 707, OPRRP

Oldham Co., TX                            Clerk's File #93-369
                                          Vol. 110, Page 139, DTR

Potter Co., TX                            Clerk's File #776321
                                          Vol. 2354, Page 87, OPR